Exhibit 10.1

                                CREDIT AGREEMENT

Buffalo, New York                                                   May 17, 2005

BORROWER: THE PEOPLES PUBLISHING GROUP, INC., a corporation organized under the laws of the State of Delaware having its chief executive office at 299 Market Street, Saddle Brook, New Jersey 07663. Attention: Office of CFO.

BANK: MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation with its chief executive office at One M&T Plaza, Buffalo, NY 14240. Attention:
Office of General Counsel.

The Bank and the Borrower agree as follows:

1.    DEFINITIONS.

      (a)   "ADVANCE" means a Revolving Advance or the Term Advance.

      (b) "AFFILIATE" means as to any Person, any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 5% or more of any class of the voting or other equity interests of such Person, or (iii) 5% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. Control, as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.

      (c) "ANTI-TERRORISM LAWS" means any Laws relating to terrorism or money laundering, including Executive Order No. 13224, the USA Patriot Act, the Laws comprising or implementing the Bank Secrecy Act, and the Laws administered by the United States Treasury Department's Office of Foreign Asset Control (as any of the foregoing Laws may from time to time be amended, renewed, extended, or replaced).

      (d) "CREDIT" OR "CREDIT FACILITY" means any and all credit facilities and any other financial accommodations made by the Bank in favor of the Borrower whether now or hereafter in existence.

      (e) "COLLATERAL" means all of the Borrower's assets which the Bank has been granted a security interest pursuant to the Transaction Documents.

      (f) "DEBT" means as to any Person as of a given date, all items of indebtedness or liability which in accordance with GAAP would be included in determining total liabilities as shown on the liabilities side of a balance sheet for such Person and shall also include the aggregate payments required to be made by such Person at any time under any lease that is considered a capitalized lease under GAAP.

      (g) "DEBT SERVICE COVERAGE RATIO" means EBITDA divided by the sum of interest expense and scheduled principal reductions with respect to the outstanding Debt for the period being tested.

      (h) "EBITDA" means for any period the sum of (i) Earnings Before Interest and Taxes for such period plus (ii) depreciation expenses for such period, plus (iii) amortization expenses for such period, excluding therefrom (a) non-operating gains (including, without limitation, extraordinary or unusual gains, gains from discontinuance of operations, gains arising from the sale of assets and other nonrecurring gains) of the Borrower during the period being tested and (b) similar non-operating losses (including, without limitation, losses arising from the sale of assets and other nonrecurring losses) of the Borrower during such period.

      (i) "ENVIRONMENTAL LAW" means any federal, state, local or other governmental statute, regulation, law or ordinance dealing with the protection of human health and the environment.

      (j) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

      (k) "ERISA AFFILIATE means any trade or business (whether or not incorporated) that is a member of a group which includes the Borrower and which is treated as a single employer under Section 414 of the IRC.

      (l) "EXECUTIVE ORDER NO. 13224" means the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

      (m) "GAAP" means, with respect to any date of determination, generally accepted accounting principles as used by the Financial Accounting Standards Board and/or the American Institute of Certified Public Accountants consistently applied and maintained throughout the periods indicated.

      (n) "GUARANTOR(S)" means PEH and any other Person, including all subsidiaries of Borrower, now or hereafter guarantying the Obligations.

      (o) "GUARANTY" means each unconditional continuing guaranty or unconditional continuing guaranty by corporation executed by a Guarantor in favor of the Bank (collectively, the "Guaranties")

      (p) "HAZARDOUS SUBSTANCES" means pollutants, contaminants, hazardous substances, hazardous wastes, petroleum and fractions thereof, and all other chemicals, wastes, substances and materials listed in, regulated by or identified in any Environmental Law.

      (q) "INFRINGEMENT" OR "INFRINGING" when used with respect to Intellectual Property Rights means any infringement or other violation of Intellectual Property Rights.

      (r) "INTELLECTUAL PROPERTY RIGHTS" means all actual or prospective rights arising in connection with any intellectual property or other proprietary rights, including all rights arising in connection with copyrights, patents, service marks, trade dress, trade secrets, trademarks, trade names or mask works.

      (s) "IRC" means the Internal Revenue Code of 1986, as amended from time to time.

      (t) "LAW" means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award by or settlement agreement with any official body.

      (u) "LIEN" means any security interest, mortgage, deed of trust, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device, including the interest of each lessor under any capitalized lease and the interest of any bondsman under any payment or performance bond, in, of or on any assets or properties of a Person, whether now owned or hereafter acquired and whether arising by agreement of operation of law.

      (v) "MATURITY DATE" means with respect to the Term Note, May 16, 2012 and with respect to the Revolving Note, May 16, 2010.

      (w) "MAXIMUM LINE AMOUNT" means $7,000,000 unless said amount is reduced pursuant to the Revolving Note, in which event it means such lower amount.

      (x) "MULTIEMPLOYER PLAN" means a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) to which the Borrower or any ERISA Affiliate contributes or is obligated to contribute.

      (y) "NET LOSS" means fiscal year-to-date after-tax net loss from continuing operations as determined in accordance with GAAP.

      (z) "OBLIGATIONS" means any and all indebtedness or other obligations of the Borrower to the Bank in any capacity, now existing or hereafter incurred, however created or evidenced, regardless of kind, class or form, whether direct, indirect, absolute or contingent (including obligations pursuant to any guaranty, endorsement, other assurance of payment or otherwise), whether arising by reason of an extension of credit, opening of a letter of credit, loan, equipment lease or guarantee, under any interest or currency swap, future, option or other similar agreement, or in any other manner, whether arising out of overdrafts or deposit or other accounts or electronic funds transfers (whether through automated clearing houses or otherwise), whether joint or several, whether from time to time reduced and thereafter increased, or entirely extinguished and thereafter reincurred, together with all extensions, renewals and replacements thereof, and all interest, fees, charges, costs or expenses which accrue on or in connection with the foregoing, including any indebtedness or obligations (i) not yet outstanding but contracted for, or with regard to which any other commitment by the Bank exists; (ii) arising prior to, during or after any pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding; (iii) owed by the Borrower to others and which the Bank obtained, or may obtain, by assignment or otherwise; and (iv) payable under this Agreement.

      (aa) "OFFICER" means with respect to the Borrower, an officer if the Borrower is a corporation, an manager if the Borrower is a limited liability company, or a partner if the Borrower is a partnership.

      (bb) "PEH" means Peoples Educational Holdings, a corporation organized in the State of Delaware

      (cc) "PENSION PLAN" means a pension plan (as defined in Section 3(2) of ERISA) maintained for employees of the Borrower or any ERISA Affiliate and covered by Title IV of ERISA.

      (dd) "PERSON" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      (ee) "PLAN" means an employee benefit plan (as defined in Section 3(3) of ERISA) maintained for employees of the Borrower or any ERISA Affiliate.

      (ff) "PREMISES" means all locations where the Borrower conducts its business or has any rights of possession, including the locations described in Schedule titled "Premises" attached hereto.

      (gg) "REPORTABLE EVENT" means a reportable event (as defined in Section 4043 of ERISA), other than an event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the Pension Benefit Guaranty Corporation.

      (hh) "REVOLVING NOTE" means the Borrower's revolving promissory note, payable to the order of the Bank, as same may be renewed and amended from time to time, and all replacements thereto.

      (ii) "SENIOR FUNDED DEBT" means all long term Debt that is not subordinated to the Bank or the Obligations.

      (jj) "SUBSIDIARY" means any corporation or other business entity of which at least fifty percent (50%) of the voting stock or other ownership interest is owned by the Borrower directly or indirectly through one or more Subsidiaries. If the Borrower has no Subsidiaries, the provisions of this Agreement relating to the Subsidiaries shall be disregarded, without affecting the applicability of such provisions to the Borrower alone.

      (kk) "TERM NOTE" means the Borrower's promissory note, payable to the order of the Bank, as same may be renewed and amended from time to time, and all replacements thereto.

      (ll) "TERMINATION DATE" means the earliest of (i) the Maturity Date, (ii) the date the Borrower terminates the Credit Facility, or (iii) the date the Bank demands payment of the Obligations following an Event of Default.

      (mm) "TRANSACTION DOCUMENTS" means this Agreement and all documents, instruments or other agreements by the Borrower in favor of the Bank in connection (directly or indirectly) with the Obligations, whether now or hereafter in existence, including promissory notes, security agreements, guaranties and letter of credit reimbursement agreements.

      (nn) "UCC" means the Uniform Commercial Code as in effect in the State of New York as the state whose laws shall govern this Agreement, or in any other state whose laws are held to govern this Agreement or any portion hereof.

      1.1 "OTHER DEFINITIONAL TERMS; RULES OF INTERPRETATION". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP. All terms defined in the UCC and not otherwise defined herein have the meanings assigned to them in the UCC. References to Articles, Sections, subsections, Exhibits, Schedules and the like, are to Sections and subsections of, or Exhibits or Schedules attached to, this Agreement (as amended from time to time in accordance with this Agreement) unless otherwise expressly provided. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". Unless the context in which used herein otherwise clearly requires, "or" has the inclusive meaning represented by the phrase "and/or". Defined terms include in the singular number the plural and in the plural number the singular. Reference to any agreement (including the Transaction Documents), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof (and, if applicable, in accordance with the terms hereof and the other Transaction Documents), except where otherwise explicitly provided, and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor. Reference to any law, rule, regulation, order, decree, requirement, policy, guideline, directive or interpretation means as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect on the determination date, including rules and regulations promulgated thereunder.

2.   AMOUNT AND TERMS OF THE CREDIT FACILITY.

      (a) REVOLVING ADVANCES. The Bank agrees, subject to the terms and conditions of this Agreement, to make advances ("Revolving Advances") to the Borrower from time to time from the date that all of the conditions set forth in 4.1 are satisfied (the "Funding Date") to and until (but not including) the Termination Date in an amount not in excess of the Maximum Line Amount. The Bank shall have no obligation to make a Revolving Advance to the extent that the amount of the requested Revolving Advance exceeds the Maximum Line Amount. The Borrower's obligation to pay the Revolving Advances shall be evidenced by the Revolving Note and shall be secured by the Collateral. Within the limits set forth in the Revolving Note, the Borrower may borrow, prepay pursuant to the Revolving Note, and reborrow.

      (b) PROCEDURES FOR REQUESTING ADVANCES. The Borrower shall comply with the following procedures in requesting Revolving Advances set forth in the Revolving Note

      (c) TERM ADVANCE. The Bank agrees, subject to the terms and conditions of this Agreement and the Term Note, to make a single advance to the Borrower on the Funding Date (the "Term Advance") in an amount of $5,000,000. The Borrower's obligation to pay the Term Advance shall be evidenced by the Term Note and shall be secured by the Collateral.

      (d) PAYMENT OF TERM NOTE. The outstanding principal balance of the Term Note shall be due and payable as set forth in the Term Note.

      (e)   FEES.

            (i) ORIGINATION FEE. The Borrower shall pay the Bank a fully earned and non-refundable origination fee of $60,000, due and payable upon the execution of this Agreement.

            (ii) UNUSED LINE FEE. For the purposes of this Section 2(e), "Unused Amount" means the Maximum Line Amount reduced by outstanding Revolving Advances. The Borrower agrees to pay to the Bank an unused line fee at the rate of one-eighth of one percent per annum on the average daily Unused Amount from the date of this Agreement to and including the Termination Date, due and payable monthly in arrears on the first day of the month and on the Termination Date.

      (f) USE OF PROCEEDS. The Borrower shall use the proceeds of Advances (a) to pay in full any and all amounts owing by Borrower to Merrill Lynch, (b) to pay the fees and expenses of Borrower in connection with the transactions contemplated hereunder and (c) for ordinary working capital purposes including prepublication costs.

      (g) LIABILITY RECORDS. The Bank may maintain from time to time, at its discretion, records as to the Obligations. All entries made on any such record shall be presumed correct until the Borrower establishes the contrary. Upon the Bank's demand, the Borrower will admit and certify in writing the exact principal balance of the Obligations that the Borrower then asserts to be outstanding. Any billing statement or accounting rendered by the Bank shall be conclusive and fully binding on the Borrower unless the Borrower gives the Bank specific written notice of exception within 30 days after receipt.

3.   CONDITIONS PRECEDENT.

      (a) CONDITIONS PRECEDENT TO MAKING THE INITIAL ADVANCES AND ISSUING LETTERS OF CREDIT. The Bank's obligation to make the initial Advances or to cause any Letters of Credit to be issued shall be subject to the condition precedent that the Bank shall have received all of the following, each properly executed by the appropriate party and in form and substance satisfactory to the Bank:

            (i) This Agreement.

            (ii) The Revolving Note and the Term Note.

            (iii) The Security Agreement.

            (iv) The Security Agreement (Copyrights and Trademarks).

            (v) A true and correct copy of any and all agreements pursuant to which the Borrower's property is in the possession of any Person other than the Borrower, together with, in the case of any goods held by such Person for resale, (i) a consignee's acknowledgment and waiver of Liens, (ii) UCC financing statements sufficient to protect the Borrower's and the Bank's interests in such goods, and (iii) UCC searches showing that no other secured party has filed a financing statement against such Person and covering property similar to the Borrower's other than the Borrower, or if there exists any such secured party, evidence that each such secured party has received notice from the Borrower and the Bank sufficient to protect the Borrower's and the Bank's interests in the Borrower's goods from any claim by such secured party.

            (vi) An acknowledgment and waiver of Liens from each warehouse in which the Borrower is storing inventory

            (vii) Current searches of appropriate filing offices showing that
            (i) no Liens have been filed and remain in effect against the Borrower except Permitted Liens or Liens held by Persons who have agreed in writing that upon receipt of proceeds of the initial Advances, they will satisfy, release or terminate such Liens in a manner satisfactory to the Bank, and (ii) the Bank has duly filed all financing statements necessary to perfect the security interest, to the extent the security interest is capable of being perfected by filing.

            (viii) A certificate of the Borrower's Secretary or Assistant Secretary certifying that attached to such certificate are (i) the resolutions of the Borrower's Directors, authorizing the execution, delivery and performance of the Transaction Documents, (ii) true, correct and complete copies of the Borrower's Governing Documents, and (iii) examples of the signatures of the Borrower's Officers or agents authorized to execute and deliver the Transaction Documents and other instruments, agreements and certificates, including Advance requests, on the Borrower's behalf.

            (ix) A current certificate issued by the Secretary of State of Delaware, certifying that the Borrower is in good standing under the Law of the State of Delaware.

            (x) Evidence that the Borrower is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary.

            (xi) A certificate of an Officer of the Borrower confirming, in his personal capacity, the representations and warranties set forth in this Agreement.

            (xii) A certificate of two Officers of the Borrower confirming, in their personal capacity, that: (i) they have reviewed the balance sheet and cash flow projections of Borrower, (ii) Borrower is solvent after giving effect to the transactions and the Debt contemplated by the Transaction Documents, (iii) Borrower has the financial resources and anticipated ability to meet its obligations and liabilities as they become due and does not have unreasonably small capital base with which to engage in its anticipated business, and (iv) the Transaction Documents were executed and delivered in good faith and in exchange for reasonable equivalent value and fair consideration.

            (xiii) Certificates of the insurance required hereunder, with all hazard insurance containing a lender's loss payable endorsement in the Bank's favor and with all liability insurance naming the Bank as an additional insured.

            (xiv) Payment of the fees and commissions due under Section 2(e) through the date of the initial Advance and expenses incurred by the Bank through such date and required to be paid by the Borrower under
            Section 7, including all legal expenses incurred through the date of this Agreement.

            (xv) Borrower's audited financials statements for the fiscal year ending December 31, 2004, which financial statements shall include the Borrower's balance sheet as at the end of such fiscal year and the related statements of the Borrower's income, retained earnings and cash flows for the fiscal year then ended. There shall have occurred no material adverse change shall have occurred in the financial condition, business, affairs, operations, or control of Borrower, since the date of the delivery of such financial statements to Bank.

            (xvi) Such other documents as the Bank in its reasonable discretion may require.

      (b) CONDITIONS PRECEDENT TO ALL ADVANCES AND LETTERS OF CREDIT. The Bank's obligation to make each Advance or to cause the issuance of a Letter of Credit shall be subject to the further conditions precedent that:

            (i) the representations and warranties contained in Section 4 are correct on and as of the date of such Advance as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

            (ii) no event has occurred and is continuing, or would result from such Advance which constitutes a Default or an Event of Default.

4. REPRESENTATIONS AND WARRANTIES. The Borrower makes the following representations and warranties and any "Additional Representations and Warranties" on the schedule attached hereto and made part hereof (the "Schedule"), all of which shall be deemed to be continuing representations and warranties as long as this Agreement is in effect:

      (a) GOOD STANDING; AUTHORITY. The Borrower and each Subsidiary (if either is not an individual) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed. The Borrower and each Subsidiary is duly authorized to do business in each jurisdiction in which failure to be so qualified might have a material adverse effect on its business or assets and has the power and authority to own each of its assets and to use them in the ordinary course of business now and in the future.

      (b) COMPLIANCE. The Borrower and each Subsidiary conducts its business and operations and the ownership of its assets in compliance with each applicable statute, regulation and other law, including environmental laws. All approvals, including authorizations, permits, consents, franchises, licenses, registrations, filings, declarations, reports and notices (the "Approvals") necessary for the conduct of the Borrower's and each Subsidiary's business and for the Credit have been duly obtained and are in full force and effect. The Borrower and each Subsidiary is in compliance with the Approvals. The Borrower and each Subsidiary (if either is not an individual) is in compliance with its certificate of incorporation, by-laws, partnership agreement, articles of organization, operating agreement or other applicable organizational or governing document as may be applicable to the Borrower or a Subsidiary depending on its organizational structure ("Governing Documents"). The Borrower and each Subsidiary is in compliance with each agreement to which it is a party or by which it or any of its assets is bound.

      (c) LEGALITY. The execution, delivery and performance by the Borrower of this Agreement and all related documents, including the Transaction Documents, (i) are in furtherance of the Borrower's purposes and within its power and authority; (ii) do not (A) violate any statute, regulation or other law or any judgment, order or award of any court, agency or other governmental authority or of any arbitrator with respect to the Borrower or any Subsidiary or (B) violate the Borrower's or any Subsidiary's Governing Documents (if either is not an individual), constitute a default under any agreement binding on the Borrower or any Subsidiary or result in a lien or encumbrance on any assets of the Borrower or any Subsidiary; and (iii) if the Borrower or any Subsidiary is not an individual, have been duly authorized by all necessary organizational actions.

      (d) FISCAL YEAR. The fiscal year of the Borrower is the calendar year unless the following blank states otherwise: year ending_________, 20_____.

      (e) TITLE TO ASSETS. The Borrower and each Subsidiary has good and marketable title to each of its assets free of security interests, mortgages or other liens or encumbrances, except as set forth on the Schedule titled "Permitted Liens" or pursuant to the Bank's prior written consent.

      (f) JUDGMENTS AND LITIGATION. There is no pending or threatened claim, audit, investigation, action or other legal proceeding or judgment, order or award of any court, agency or other governmental authority or arbitrator (any, an "Action") which involves the Borrower, its Subsidiaries or their respective assets and might have a material adverse effect upon the Borrower or any Subsidiary or threaten the validity of the Credit, any Transaction Document or any related document or action.

      (g) FULL DISCLOSURE. Neither this Agreement nor any certificate, financial statement or other writing provided to the Bank by or on behalf of the Borrower or any Subsidiary contains any statement of fact that is incorrect or misleading in any material respect or omits to state any fact necessary to make any such statement not incorrect or misleading. The Borrower has not failed to disclose to the Bank any fact that might have a material adverse effect on the Borrower or any Subsidiary.

      (h)   INTELLECTUAL PROPERTY RIGHTS.

            (i) OWNED INTELLECTUAL PROPERTY. Schedule titled "Owned Intellectual Property" is a complete list of all patents, applications for patents, trademarks, applications to register trademarks, service marks, applications to register service marks, mask works, trade dress and copyrights for which the Borrower is the owner of record (the "Owned Intellectual Property"). Except as disclosed on Schedule titled "Owned Intellectual Property", (i) the Borrower owns the Owned Intellectual Property free and clear of all restrictions (including covenants not to sue a third party), court orders, injunctions, decrees, writs or Liens, whether by written agreement or otherwise, (ii) no Person other than the Borrower owns or has been granted any right in the Owned Intellectual Property, (iii) all Owned Intellectual Property is valid, subsisting and enforceable and
            (iv) the Borrower has taken all commercially reasonable action necessary to maintain and protect the Owned Intellectual Property.

            (ii) INTELLECTUAL PROPERTY RIGHTS LICENSED FROM OTHERS. Schedule titled "Licensed Intellectual Property" is a complete list of all agreements under which the Borrower has licensed Intellectual Property Rights from another Person ("Licensed Intellectual Property") other than readily available, non-negotiated licenses of computer software and other intellectual property used solely for performing accounting, word processing and similar administrative tasks ("Off-the-shelf Software") and a summary of any ongoing payments the Borrower is obligated to make with respect thereto. Except as disclosed on Schedule titled "Licensed Intellectual Property" and in written agreements, copies of which have been given to the Bank, the Borrower's licenses to use the Licensed Intellectual Property are free and clear of all restrictions, Liens, court orders, injunctions, decrees, or writs, whether by written agreement or otherwise. Except as disclosed on Schedule titled "Licensed Intellectual

            Property", the Borrower is not obligated or under any liability whatsoever to make any payments of a material nature by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to, any Intellectual Property Rights.

            (iii) OTHER INTELLECTUAL PROPERTY NEEDED FOR BUSINESS. Except for Off-the-shelf Software and as disclosed on Schedules titled Owned Intellectual Property and Licensed Intellectual Property, the Owned Intellectual Property and the Licensed Intellectual Property constitute all Intellectual Property Rights used or necessary to conduct the Borrower's business as it is presently conducted or as the Borrower reasonably foresees conducting it.

            (iv) INFRINGEMENT. Except as disclosed on Schedules titled "Owned Intellectual Property" and "Licensed Intellectual Property", the Borrower has no knowledge of, and has not received any written claim or notice alleging, any Infringement of another Person's Intellectual Property Rights (including any written claim that the Borrower must license or refrain from using the Intellectual Property Rights of any third party) nor, to the Borrower's knowledge, is there any threatened claim or any reasonable basis for any such claim.

      (i) PLANS. Except as disclosed to the Bank in writing prior to the date hereof, neither the Borrower nor any ERISA Affiliate (i) maintains or has maintained any Pension Plan, (ii) contributes or has contributed to any Multiemployer Plan or (iii) provides or has provided post-retirement medical or insurance benefits with respect to employees or former employees (other than benefits required under Section 601 of ERISA, Section 4980B of the IRC or applicable state law). Neither the Borrower nor any ERISA Affiliate has received any notice or has any knowledge to the effect that it is not in full compliance with any of the requirements of ERISA, the IRC or applicable state law with respect to any Plan. No Reportable Event exists in connection with any Pension Plan. Each Plan which is intended to qualify under the IRC is so qualified, and no fact or circumstance exists which may have an adverse effect on the Plan's tax-qualified status. Neither the Borrower nor any ERISA Affiliate has (i) any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the IRC) under any Plan, whether or not waived, (ii) any liability under Section 4201 or 4243 of ERISA for any withdrawal, partial withdrawal, reorganization or other event under any Multiemployer Plan or (iii) any liability or knowledge of any facts or circumstances which could result in any liability to the Pension Benefit Guaranty Corporation, the Internal Revenue Service, the Department of Labor or any participant in connection with any Plan (other than routine claims for benefits under the Plan).

      (j)   ENVIRONMENTAL MATTERS

            (i) To Borrower's knowledge, there are not present in, on or under the Premises any Hazardous Substances in such form or quantity as to create any material liability or obligation for either the Borrower or the Bank under the common law of any jurisdiction or under any Environmental Law, and no Hazardous Substances have ever been stored, buried, spilled, leaked, discharged, emitted or released in, on or under the Premises in such a way as to create any such material liability.

            (ii) Except as disclosed on Schedule titled "Premises", the Borrower has not disposed of Hazardous Substances in such a manner as to create any material liability under any Environmental Law.

            (iii) To Borrower's knowledge with respect to the Premises and except as disclosed on Schedule titled "Premises" with respect to Borrower, there have not existed in the past, nor are there any threatened or impending requests, claims, notices, investigations, demands, administrative proceedings, hearings or litigation relating in any way to the Premises or the Borrower, alleging material liability under, violation of, or noncompliance with any Environmental Law or any license, permit or other authorization issued pursuant thereto.

            (iv) Except as disclosed on Schedule titled "Premises", the Borrower's businesses are and have in the past always been conducted in accordance with all Environmental Laws and all licenses, permits and other authorizations required pursuant to any Environmental Law and necessary for the lawful and efficient operation of such businesses are in the Borrower's possession and are in full force and effect, nor has the Borrower been denied insurance on grounds related to potential environmental liability. No permit required under any Environmental Law is scheduled to expire within 12 months and there is no threat that any such permit will be withdrawn, terminated, limited or materially changed.

            (v) To Borrower's best knowledge, the Premises are not and never have been listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System or any similar federal, state or local list, schedule, log, inventory or database.

      (k) FINANCIAL SOLVENCY. Both before and after giving effect to all of the transactions contemplated in the Transaction Documents, none of the Borrower or its Affiliates:

            (i) Was or will be insolvent, as that term is used and defined in
            Section 101(32) of the United States Bankruptcy Code and Section 2 of the Uniform Fraudulent Transfer Act;

            (ii) Has unreasonably small capital or is engaged or about to engage in a business or a transaction for which any remaining assets of the Borrower or such Affiliate are unreasonably small;

            (iii) By executing, delivering or performing its obligations under the Transaction Documents or other documents to which it is a party or by taking any action with respect thereto, intends to, nor believes that it will, incur debts beyond its ability to pay them as they mature;

            (iv) By executing, delivering or performing its obligations under the Transaction Documents or other documents to which it is a party or by taking any action with respect thereto, intends to hinder, delay or defraud either its present or future creditors; and

            (v) At this time contemplates filing a petition in bankruptcy or for an arrangement or reorganization or similar proceeding under any law of any jurisdiction, nor, to the best knowledge of the Borrower, is the subject of any actual, pending or threatened bankruptcy, insolvency or similar proceedings under any law of any jurisdiction.

      (l)   ANTI-TERRORISM LAWS.

            (i) General. Neither the Borrower nor any Affiliate of any Loan Party, is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

            (ii) Executive Order No. 13224. Neither the Borrower nor any Affiliate, or their respective agents acting or benefiting in any capacity in connection with the Credit Facility, or other transactions hereunder, is any of the following (each a "Blocked Person"):

                  (1) a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

                  (2) a Person owned or controlled by, or acting for or on
            behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

                  (3) a Person or entity with which any Bank is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

                  (4) a Person or entity that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order No. 13224;

                  (5) a Person or entity that is named as a "specially
            designated national" on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list, or

                  (6) a person or entity who is affiliated or associated with a person or entity listed above.

            (iii) Neither Borrower nor any Affiliate or to the knowledge of Borrower or any Affiliate, any of their respective agents acting in any capacity in connection with the Credit Facility or other transactions hereunder (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.

      (m)   UPDATE TO SCHEDULES.

         Should any of the information or disclosures provided on any of the Schedules attached hereto become outdated or incorrect in any material respect, the Borrower shall promptly provide the Bank in writing with such revisions or updates to such Schedule as may be necessary or appropriate to update or correct same; provided, however, that no Schedule shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby, unless and until the Bank, in its reasonable discretion, shall have accepted in writing such revisions or updates to such Schedule.

      (n)   COMPLIANCE WITH LAWS.

            (i) The Borrower shall (i) comply, and cause each Subsidiary to comply, with the requirements of applicable laws and regulations, the non-compliance with which would materially and adversely affect its business or its financial condition and (ii) use and keep the Collateral, and require that others use and keep the Collateral, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance.

            (ii) Without limiting the foregoing undertakings, the Borrower specifically agrees that it will comply, and cause each Subsidiary to comply, with all applicable Environmental Laws and obtain and comply with all permits, licenses and similar approvals required by any Environmental Laws, and will not generate, use, transport, treat, store or dispose of any Hazardous Substances in such a manner as to create any material liability or obligation under the common law of any jurisdiction or any Environmental Law.

            (iii) The Borrower shall (i) ensure, and cause each Subsidiary to ensure, that no Person shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control ("OFAC"), the Department of the Treasury or included in any Executive Orders, (ii) not use or permit the use of the proceeds of the Credit Facility or any other financial accommodation from the Bank to violate any of the foreign asset control regulations of OFAC or other applicable law, (iii) comply, and cause each Subsidiary to comply, with all applicable Bank Secrecy Act laws and regulations, as amended from time to time, and (iv) otherwise comply with the USA Patriot Act as required by federal law and the Bank's policies and practices.

5. AFFIRMATIVE COVENANTS. So long as this Agreement is in effect, the Borrower will comply with any "Additional Affirmative Covenants" contained in the Schedule and shall:

      (a) FINANCIAL STATEMENTS AND OTHER INFORMATION. Promptly deliver to the Bank (i) within forty-five (45) days after the end of each of its first three fiscal quarters, an unaudited consolidating and consolidated financial statement of the Borrower and each Subsidiary as of the end of such quarter, which financial statement shall consist of income and cash flows for the quarter, for the corresponding quarter in the previous fiscal year and for the period from the end of the previous fiscal year, with a consolidating and consolidated balance sheet as of the quarter end all in such detail as the Bank may request and an accounts receivable aging summary and a list of newly acquired Owned Intellectual Property and Licensed Intellectual Property; (ii) within one hundred twenty (120) days after the end of each fiscal year, consolidating and consolidated statements of the Borrower's and each Subsidiary's income and cash flows and its consolidating and consolidated balance sheet as of the end of such fiscal year, setting forth comparative figures for the preceding fiscal year and to be audited by an independent certified public accountant acceptable to the Bank; all such statements shall be certified by the Borrower's chief financial officer to be correct and in accordance with the Borrower's and each Subsidiary's records and to present fairly the results of the Borrower's and each Subsidiary's operations and cash flows and its financial position at year end, together with the report to the audit committee and the management representation letter; and (iii) with each statement of income, a certificate executed by the Borrower's chief executive and chief financial officers or other such person responsible for the financial management of the Borrower (A) setting forth the computations required to establish the Borrower's compliance with each financial covenant, if any, during the statement period, (B) stating that the signers of the certificate have reviewed this Agreement and the operations and condition (financial or other) of the

            Borrower and each of its Subsidiaries during the relevant period and
            (C) stating that no Event of Default occurred during the period, or if an Event of Default did occur, describing its nature, the date(s) of its occurrence or period of existence and what action the Borrower has taken with respect thereto. The Borrower shall also promptly provide the Bank with copies of all annual reports, proxy statements and similar information distributed to stockholders, and copies of all filings with the Securities and Exchange Commission and shall provide, in form satisfactory to the Bank, such additional information, reports or other information as the Bank may from time to time reasonably request regarding the financial and business affairs of the Borrower or any Subsidiary, including quarterly receipt of Form 10-QSB as submitted to the Securities and Exchange Commission. In conjunction with the submission of the annual financial statements, the Borrower shall submit detailed projections outlining expected operating results for the next twelve (12) month period.

      (b) ACCOUNTING; TAX RETURNS AND PAYMENT OF CLAIMS. The Borrower and each Subsidiary will maintain a system of accounting and reserves in accordance with generally accepted accounting principles, has filed and will file each tax return required of it and, except as disclosed in the Schedule, has paid and will pay when due each tax, assessment, fee, charge, fine and penalty imposed by any taxing authority upon it or any of its assets, income or franchises, as well as all amounts owed to mechanics, materialmen, landlords, suppliers and the like in the normal course of business.

      (c) INSPECTIONS. Promptly upon the Bank's request, the Borrower will permit, and cause its Subsidiaries to permit, the Bank's officers, attorneys or other agents to inspect its and its Subsidiary's premises, examine and copy its records and discuss its and its Subsidiary's business, operations and financial or other condition with its and its Subsidiary's responsible officers and independent accountants.

      (d) OPERATING ACCOUNTS. Maintain, and cause its Subsidiaries to maintain, all operating accounts with the Bank including cash management relationship established at the Bank.

      (e) NOTICE OF DEFAULTS AND MATERIAL ADVERSE CHANGES. Immediately upon acquiring reason to know of (i) any Event of Default, (ii) any event or condition that might have a material adverse effect upon the Borrower or any Subsidiary or (iii) any Action, the Borrower will provide to the Bank a certificate executed by the Borrower's senior individual authorized to transact business on behalf of the Borrower, specifying the date(s) and nature of the event or the Action and what action the Borrower or its Subsidiary has taken or proposes to take with respect to it.

      (f) INSURANCE. Maintain its, and cause its Subsidiaries to maintain, property in good repair and will on request provide the Bank with evidence of insurance coverage satisfactory to the Bank, including fire and hazard, liability, workers' compensation and business interruption insurance and flood hazard insurance as required.

      (g) FURTHER ASSURANCES. Promptly upon the request of the Bank, the Borrower will execute, and cause its Subsidiaries to execute, and deliver each writing and take each other action that the Bank deems necessary or desirable in connection with any transaction contemplated by this Agreement.

      (h)   INTELLECTUAL PROPERTY.

            (i) Promptly upon knowledge thereof, the Borrower will deliver to the Bank notice of (i) any Infringement of its Intellectual Property Rights by others, (ii) claims that the Borrower is Infringing another Person's Intellectual Property Rights and (iii) any threatened cancellation, termination or material limitation of its Intellectual Property Rights.

            (ii) Promptly upon receipt, the Borrower will give the Bank copies of all registrations and filings with respect to its Intellectual Property Rights.

      (i) ANTI-TERRORISM LAWS. The Borrower and its Affiliates and agents shall not (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order No. 13224, the USA Patriot Act or any other Anti-Terrorism Law. The Borrower shall deliver to Bank any certification or other evidence requested from time to time by the Bank in its sole discretion, confirming Borrower's compliance with this Section i.

6. NEGATIVE COVENANTS. As long as this Agreement is in effect, the Borrower shall not violate, and shall not suffer or permit any of its Subsidiaries to violate, any of the following covenants and any "Additional Negative Covenant" on the Schedule. The Borrower shall not:

      (a) INDEBTEDNESS. Permit any indebtedness (including direct and contingent liabilities) not described on the Schedule titled "Permitted Indebtedness" except for trade indebtedness or current liabilities for salary and wages incurred in the ordinary course of business and not substantially overdue.

      (b) GUARANTIES. Become a guarantor, a surety, or otherwise liable for the debts or other obligations of another, whether by guaranty or suretyship agreement, agreement to purchase indebtedness, agreement for furnishing funds through the purchase of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging indebtedness, or otherwise, except as an endorser of instruments for the payment of money deposited to its bank account for collection in the ordinary course of business and except as may be specified in the Schedule titled "Permitted Guaranties".

      (c) LIENS. Permit any of its assets to be subject to any security interest, mortgage or other lien or encumbrance, except as set forth on the Schedule titled "Permitted Liens" and except for liens for property taxes not yet due; pledges and deposits to secure obligations or performance for workers' compensation, bids, tenders, contracts other than notes, appeal bonds or public or statutory obligations; and materialmens', mechanics', carriers' and similar liens arising in the normal course of business.

      (d) INVESTMENTS. Make any investment other than in FDIC insured deposits or United States Treasury obligations of less than one year, or in money market or mutual funds administering such investments, except as set forth on the Schedule titled "Permitted Investments".

      (e) LOANS. Make any loan, advance or other extension of credit except as disclosed on the Schedule titled "Permitted Loans", except for endorsements of negotiable instruments deposited to the Borrower's deposit account for collection, trade credit in the normal course of business and intercompany loans approved in writing by the Bank.

      (f) DISTRIBUTIONS. Declare or pay any distribution, except for (i) dividends payable solely in stock and (ii) except as set forth on the Schedule titled "Permitted Distributions".

      (g) CHANGES IN FORM. (i) Transfer or dispose of substantially all of its assets, (ii) acquire substantially all of the assets of any other entity, (iii) do business under or otherwise use any name other than its true name or (iv) make any material change in its business, structure, purposes or operations that might have a material adverse effect on the Borrower or any of its Subsidiaries. If the Borrower or any Subsidiary is not an individual, (i) participate in any merger, consolidation or other absorption or (ii) make, terminate or permit to be revoked any election pursuant to Subchapter S of the Internal Revenue Code.

7. FINANCIAL COVENANTS. During the term of this Agreement, the Borrower shall not violate, and shall not suffer or permit any of its Subsidiaries to violate, any of the following covenants (complete applicable financial covenant) or any Additional Financial Covenants on the Schedule. FOR PURPOSES OF THIS SECTION, IF THE BORROWER HAS ANY SUBSIDIARIES ALL REFERENCES TO THE BORROWER SHALL INCLUDE THE BORROWER AND ALL OF ITS SUBSIDIARIES ON A CONSOLIDATED BASIS.

      (a) MAXIMUM SENIOR FUNDED DEBT TO EBITDA. Maintain at the end of each fiscal quarter, on a rolling four quarter basis, a consolidated maximum ratio of Senior Funded Debt to EBITDA of no greater than
            2.25 to 1.

      (b) MINIMUM DEBT SERVICE COVERAGE RATIO. Maintain at the end of each fiscal quarter on a rolling four-quarter basis a consolidated minimum Debt Service Coverage of Ration of 1.35 to 1.00.

      (c) MINIMUM EBITDA. Borrower shall maintain a minimum EBITDA of sixty-five percent (65%) of management projections annually. Minimum EBITDA for Borrower means the following for such fiscal year ends:

  EBITDA                           FISCAL YEAR END
-----------                        ---------------
$ 5,596,000                             2005

  7,253,000                             2006

  9,792,000                             2007

 13,449,000                             2008

            Any material changes to management's projected EBITDA shall require the Bank's review and approval, which approval shall not be unreasonably withheld.

      (d) MINIMUM STOCKHOLDERS' EQUITY. Borrower shall maintain at December 31, 2004 a minimum stockholders' equity of $ 8,551,211.00, to be increased by forty percent (40%) of all future annual net income beginning at December 31, 2005, to be tested annually.

      (e) NET LOSSES. Borrower shall not permit a Net Loss, to be tested annually at year's end.

8.    DEFAULT.

      (a) EVENTS OF DEFAULT. Any of the following events or conditions shall constitute an "Event of Default": (i) failure by the Borrower to pay when due (whether at the stated maturity, by acceleration, upon demand or otherwise) the Obligations, or any part thereof, or there occurs any event or condition which after notice, lapse of time or after both notice and lapse of time will permit acceleration of any Obligation; (ii) default by the Borrower in the performance of any obligation, term or condition of this Agreement, the other Transaction Documents or any other agreement with the Bank or any of its Affiliates; (iii) failure by the Borrower to pay when due (whether at the stated maturity, by acceleration, upon demand or otherwise) any indebtedness or obligation owing to any third party or any Affiliate, the occurrence of any event which could result in acceleration of payment of any such indebtedness or obligation or the failure to perform any agreement with any third party or any Affiliate; (iv) the Borrower is dissolved, becomes insolvent, generally fails to pay or admits in writing its inability generally to pay its debts as they become due; (v) the Borrower makes a general assignment, arrangement or composition agreement with or for the benefit of its creditors or makes, or sends notice of any intended, bulk sale; the sale, assignment, transfer or delivery of all or substantially all of the assets of the Borrower to a third party; or the cessation by the Borrower as a going business concern;
            (vi) the Borrower files a petition in bankruptcy or institutes any action under federal or state law for the relief of debtors or seeks or consents to the appointment of an administrator, receiver, custodian or similar official for the wind up of its business (or has such a petition or action filed against it and such petition action or appointment is not dismissed or stayed within forty-five
            (45) days); (vii) the reorganization, merger, consolidation or dissolution of the Borrower (or the making of any agreement therefor); (viii) the death or judicial declaration of incompetency of the Borrower, if an individual; (ix) the entry of any judgment or order of any court, other governmental authority or arbitrator against the Borrower; (x) falsity, omission or inaccuracy of facts submitted to the Bank or any Affiliate (whether in a financial statement or otherwise); (xi) an adverse change in the Borrower, its business, assets, operations, affairs or condition (financial or otherwise) from the status shown on any financial statement or other document submitted to the Bank or any Affiliate, and which change the Bank determines will have a material adverse affect on (a) the Borrower, its business, assets, operations or condition (financial or otherwise), or (b) the ability of the Borrower to pay or perform the Obligations; (xii) any Plan of the Borrower fails to comply with applicable law or has vested unfunded liabilities that, in the opinion of the Bank, might have a material adverse effect on the Borrower's ability to repay its debts; (xiii) any indication or evidence received by the Bank that the Borrower may have directly or indirectly been engaged in any type of activity which, in the Bank's discretion, might result in the forfeiture or any property of the Borrower to any governmental authority; (xiv) the occurrence of any event described in Section 6(a)(i) through and including 6(a)(xiii) with respect to any Subsidiary or to any endorser, guarantor or any other party liable for, or whose assets or any interest therein secures, payment of any of the Obligations; or (xiv)(a) any direct or indirect sale, conveyance, assignment or other transfer of or grant of a security interest in any ownership interest of Borrower which results, or if any rights related thereto were exercised would result, in PEH no longer controlling and owning, directly or indirectly, 100% if the ownership interests of Borrower; or (b) any direct or indirect sale, conveyance, assignment or other transfer of or grant of a security interest in and any ownership interest of PEH which would result in a change of 51% or more of the controlling interest of PEH; or (c) if two or more Persons (or a replacement who is reasonably satisfactory to the Bank) who are Senior Managers as of the date hereof shall for any reason cease to be Senior Managers of Borrower and/or PEH. For the purposes hereof, the "Senior Managers" shall mean the chairman of the board, the chief financial officer, the executive vice president and the senior vice president.

      (b) RIGHTS AND REMEDIES UPON DEFAULT. Upon the occurrence of any Event of Default, the Bank without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law) to or upon the Borrower, any Subsidiary or any other person (all and each of which demands, presentments, protests, advertisements and notices are hereby waived), may exercise all rights and remedies under the Borrower's or its Subsidiaries' agreements with the Bank or its Affiliates, applicable law, in equity or otherwise and may declare all or any part of any Obligations not payable on demand to be immediately due and payable without demand or notice of any kind and terminate any obligation it may have to grant any additional loan, credit or other financial accommodation to the Borrower or any Subsidiary. All or any part of any Obligations whether or not payable on demand, shall be immediately due and payable automatically upon the occurrence of an Event of Default in Section 6(a)(vi) above. The provisions hereof are not intended in any way to affect any rights of the Bank with respect to any Obligations which may now or hereafter be payable on demand.

9. EXPENSES. The Borrower shall pay to the Bank on demand all costs and expenses (including all fees and disbursements of counsel retained for advice, suit, appeal or other proceedings or purpose and of any experts or agents it may retain), which the Bank may incur in connection with (i) the administration of the Obligations, including any administrative fees the Bank may impose for the preparation of discharges, releases or assignments to third-parties; (ii) the enforcement and collection of any Obligations or any guaranty thereof; (iv) the exercise, performance ,enforcement or protection of any of the rights of the Bank hereunder; or (v) the failure of the Borrower or any Subsidiary to perform or observe any provisions hereof. After such demand for payment of any cost, expense or fee under this Section or elsewhere under this Agreement, the Borrower shall pay interest at the highest default rate specified in any instrument evidencing any of the Obligations from the date payment is demanded by the Bank to the date reimbursed by the Borrower. All such costs, expenses or fees under this Agreement shall be added to the Obligations.

10.   TERMINATION. This Agreement shall remain in full force and effect until
      (i) all Obligations outstanding, or contracted or committed for (whether or not outstanding), shall be finally and irrevocably paid in full and
      (ii) all Transaction Documents have been terminated by the Bank.

11. RIGHT OF SETOFF. If an Event of Default occurs, the Bank shall have the right to set off against the amounts owing under this Agreement and the other Transaction Documents any property held in a deposit or other account or otherwise with the Bank or its Affiliates or otherwise owing by the Bank or its Affiliates in any capacity to the Borrower, its Subsidiary or any guarantor of, or endorser of any of the Transaction Documents evidencing, the Obligations. Such setoff shall be deemed to have been exercised immediately at the time the Bank or such Affiliate elect to do so.

12.   MISCELLANEOUS.

      (a) NOTICES. Any demand or notice hereunder or under any applicable law pertaining hereto shall be in writing and duly given if delivered to Borrower (at its address on the Bank's records) or to the Bank (at the address on page one and separately to the Bank officer responsible for Borrower's relationship with the Bank). Such notice or demand shall be deemed sufficiently given for all purposes when delivered (i) by personal delivery and shall be deemed effective when delivered, or (ii) by mail or courier and shall be deemed effective three (3) business days after deposit in an official depository maintained by the United States Post Office for the collection of mail or one (1) business day after delivery to a nationally recognized overnight courier service (e.g., Federal Express). Notice by e-mail is not valid notice under this or any other agreement between Borrower and the Bank.

      (b) GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. Any financial calculation to be made, all financial statements and other financial information to be provided, and all books and records, system of accounting and reserves to be kept in connection with the provisions of this Agreement, shall be in accordance with generally accepted accounting principles consistently applied during each interval and from interval to interval; provided, however, that in the event changes in generally accepted accounting principles shall be mandated by the Financial Accounting Standards Board or any similar accounting body of comparable standing, or should be recommended by Borrower's certified public accountants, to the extent such changes would affect any financial calculations to be made in connection herewith, such changes shall be implemented in making such calculations only from and after such date as Borrower and the Bank shall have amended this Agreement to the extent necessary to reflect such changes in the financial and other covenants to which such calculations relate.

      (c) INDEMNIFICATION. If after receipt of any payment of all, or any part of, the Obligations, the Bank is, for any reason, compelled to surrender such payment to any person or entity because such payment is determined to be void or voidable as a preference, an impermissible setoff, or a diversion of trust funds, or for any other reason, the Transaction Documents shall continue in full force and the Borrower shall be liable, and shall indemnify and hold the Bank harmless for, the amount of such payment surrendered. The provisions of this Section shall be and remain effective notwithstanding any contrary action which may have been taken by the Bank in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Bank's rights under the Transaction Documents and shall be deemed to have been conditioned upon such payment having become final and irrevocable. The provisions of this Section shall survive the termination of this Agreement and the Transaction Documents.

      (d) FURTHER ASSURANCES. From time to time, the Borrower shall take, and cause its Subsidiaries to take, such action and execute and deliver to the Bank such additional documents, instruments, certificates, and agreements as the Bank may reasonably request to effectuate the purposes of the Transaction Documents.

      (e) CUMULATIVE NATURE AND NON-EXCLUSIVE EXERCISE OF RIGHTS AND REMEDIES. All rights and remedies of the Bank pursuant to this Agreement and the Transaction Documents shall be cumulative, and no such right or remedy shall be exclusive of any other such right or remedy. In the event of any unreconcilable inconsistencies, this Agreement shall control. No single or partial exercise by the Bank of any right or remedy pursuant to this Agreement or otherwise shall preclude any other or further exercise thereof, or any exercise of any other such right or remedy, by the Bank.

      (f) GOVERNING LAW; JURISDICTION. This Agreement has been delivered to and accepted by the Bank and will be deemed to be made in the State of New York. Except as otherwise provided under federal law, this Agreement will be interpreted in accordance with the laws of the State of New York excluding its conflict of laws rules. BORROWER HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN THE STATE OF NEW YORK IN A COUNTY OR JUDICIAL DISTRICT WHERE THE BANK MAINTAINS A BRANCH AND CONSENTS THAT THE BANK MAY EFFECT ANY SERVICE OF PROCESS IN THE MANNER AND AT BORROWER'S ADDRESS SET FORTH ABOVE FOR PROVIDING NOTICE OR DEMAND; PROVIDED THAT NOTHING CONTAINED IN THIS AGREEMENT WILL PREVENT THE BANK FROM BRINGING ANY ACTION, ENFORCING ANY AWARD OR JUDGMENT OR EXERCISING ANY RIGHTS AGAINST BORROWER INDIVIDUALLY, AGAINST ANY SECURITY OR AGAINST ANY PROPERTY OF BORROWER WITHIN ANY OTHER COUNTY, STATE OR OTHER FOREIGN OR DOMESTIC JURISDICTION. Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and Borrower. Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

      (g) JOINT AND SEVERAL; SUCCESSORS AND ASSIGNS. If there is more than one Borrower, each of them shall be jointly and severally liable for all amounts, which become due, and the performance of all obligations under this Agreement, and the term "the Borrower" shall include each as well as all of them. This Agreement shall be binding upon the Borrower and upon its heirs and legal representatives, its successors and assignees, and shall inure to the benefit of, and be enforceable by, the Bank, its successors and assignees and each direct or indirect assignee or other transferee of any of the Obligations; provided, however, that this Agreement may not be assigned by the Borrower without the prior written consent of the Bank.

      (h) WAIVERS; CHANGES IN WRITING. No failure or delay of the Bank in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The Borrower expressly disclaims any reliance on any course of dealing or usage of trade or oral representation of the Bank (including representations to make loans to the Borrower) and agrees that none of the foregoing shall operate as a waiver of any right or remedy of the Bank. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless made specifically in writing by the Bank and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No modification to any provision of this Agreement shall be effective unless made in writing in an agreement signed by the Borrower and the Bank.

      (i) INTERPRETATION. Unless the context otherwise clearly requires, references to plural includes the singular and references to the singular include the plural; references to "individual" shall mean a natural person and shall include a natural person doing business under an assumed name (e.g., a "DBA"); the word "or" has the inclusive meaning represented by the phrase "and/or"; the word "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; and captions or section headings are solely for convenience and not part of the substance of this Agreement. Any representation, warranty, covenant or agreement herein shall survive execution and delivery of this Agreement and shall be deemed continuous. Each provision of this Agreement shall be interpreted as consistent with existing law and shall be deemed amended to the extent necessary to comply with any conflicting law. If any provision nevertheless is held invalid, the other provisions shall remain in effect. The Borrower agrees that in any legal proceeding, a photocopy of this Agreement kept in the Bank's course of business may be admitted into evidence as an original.

      (j) WAIVER OF JURY TRIAL. THE BORROWER AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY THE BORROWER AND THE BANK MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTIONS RELATED HERETO. THE BORROWER REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR AGENT OF THE BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS JURY TRIAL WAIVER. THE BORROWER ACKNOWLEDGES THAT THE BANK HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION.

ACKNOWLEDGMENT. Borrower acknowledges that it has read and understands all the provisions of this Agreement, including the GOVERNING LAW, JURISDICTION and WAIVER OF JURY TRIAL, and has been advised by counsel as necessary or appropriate.


                                    MANUFACTURERS AND TRADERS TRUST COMPANY

                                        /s/ Ira A. Brown
                                        ----------------
                                        Name: Ira A. Brown
                                        Title:   Vice President

                                    THE PEOPLES PUBLISHING GROUP, INC.

                                        /s/ Michael L. DeMarco
                                        ----------------------
                                        Name:  Michael L. DeMarco
                                        Title: Chief Financial Officer

                                    SCHEDULE

Additional Representations and Warranties (Section 4)

      NONE

Additional Affirmative Covenants (Section 5)

      NONE

Permitted Indebtedness (Section 6(a))

      Existing and Future Capitalized Lease Obligations

Permitted Guaranties (Section 6(b))

      NONE

Permitted Liens (Section 6(c))

      Existing and Future Capitalized Lease Obligations

Permitted Investments (Section 6(d))

      Indebtedness entitled to the full faith and credit of the United States.

      Indebtedness which has at least the second highest rating of nationally recognized rating agency.

      Investments disclosed to Lender in writing existing on the date of this Agreement.

      Certificates of deposit or banker's acceptances issued by any commercial bank organized under the law of the United States or any State thereof which has
(i) combined capital and surplus of at least $100,000,000, and (ii) a credit rating with respect to its unsecured indebtedness from a nationally recognized rating service that is satisfactory to the Lender.

      Other readily marketable Investments in debt securities, certificates of deposit, commercial paper or repurchase agreements (including any such Investments issued or guaranteed by non-United States governments or stated in non-United States currencies).

      Purchases or redemption of shares of common stock of Peoples Educational Holdings, Inc. so long as both before and after giving effect thereto, no Event of Default will have occurred or be continuing.

Permitted Loans (Section 6(e))

      Loans to executive officers as provided in existing employment agreements and disclosed in Form 10-KSB filed March 25, 2005 with the SEC by Peoples Educational Holdings, Inc.

Permitted Distributions (Section 6(f))

      Cash dividends so long as both before and after giving effect thereto, no Event of Default will have occurred or be continuing.

Owned Intellectual Property (Section  5(a))

Licensed Intellectual Property (Section 5(a))

      NONE

Additional Financial Covenants (Section 7)

      NONE